UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 17, 2015 (November 12, 2015)

Springleaf Finance Corporation

(Exact name of registrant as specified in its charter)

Indiana	001-06155	35-0416090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, Indiana 47708
(Address of principal executive offices) (Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 15, 2015, OneMain Holdings, Inc. (formerly, Springleaf Holdings, Inc.) (“OMH”), the indirect parent company of Springleaf Finance Corporation (the “Company”), through a wholly-owned subsidiary, Independence Holdings, LLC (“Independence”), completed its previously announced acquisition (the “OneMain Acquisition”) of OneMain Financial Holdings, LLC (the successor to OneMain Financial Holdings, Inc.) (“OneMain”) from CitiFinancial Credit Company (the “Seller”) pursuant to the terms of the Stock Purchase Agreement, dated as of March 2, 2015 (the “Stock Purchase Agreement”), by and between OMH and Seller.

Item 1.01	Entry into a Material Definitive Agreement.

Independence Demand Note

On November 12, 2015, in connection with the closing of the OneMain Acquisition, the Company’s wholly-owned subsidiary, Springleaf Financial Cash Services, Inc. (“CSI”), entered into a revolving demand note (the “Independence Demand Note”) with Independence, pursuant to which CSI agreed to make advances to Independence from time to time in an aggregate amount outstanding from time to time not to exceed $3.55 billion. Interest on the unpaid principal amount of advances made under the Independence Demand Note is payable monthly at the applicable rate set forth in the Independence Demand Note. The applicable rate during any given quarter during the term of the Independence Demand Note is equal to CSI’s cost of funds (determined in accordance with methods established by CSI from time to time) for the month immediately preceding such quarter.

All principal and interest outstanding under the Independence Demand Note matures on December 31, 2019. In addition, CSI may demand payment of principal and interest under the Independence Demand Note at any time prior to December 31, 2019. Independence may repay part or all of any advance and interest thereon at any time without premium or penalty.

Under the Independence Demand Note, Independence is required to use the proceeds of any advance either (a) to fund a portion of the purchase price payable to Seller pursuant to the Stock Purchase Agreement as consideration for the OneMain Acquisition or (b) for general corporate purposes. Independence made a borrowing of the full available amount under the Independence Demand Note on November 12, 2015 for the purpose set forth in (a) above.

The foregoing description of the Independence Demand Note is qualified in its entirety by the express terms thereof. A copy of the Intercompany Demand Note is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Purchase and Sale Agreement

On November 12, 2015, certain subsidiaries of the Company (the “Branch Sellers”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with OMH and Lendmark Financial Services, LLC (“Buyer”) in connection with and subject to the closing of the OneMain Acquisition. Under the terms and conditions of the Purchase Agreement, Buyer has agreed to (i) purchase 127 branches (the “Branches”) from the Branch Sellers, together with certain loans issued to Branch customers, the fixed non-information technology assets located at any such Branch and certain other Branch assets, and (ii) assume certain Branch liabilities (including the Branch Sellers’ obligations under certain Branch store leases) ((i) and (ii) collectively, the “Branch Sales”). The Branches are located in the states of Arizona, California, Colorado, Idaho, North Carolina, Ohio, Pennsylvania, Texas, Virginia, Washington and West Virginia. Under the Purchase Agreement, Buyer has agreed to, at or prior to the closing, offer employment, effective as of closing, to each of the employees of every purchased Branch.

The purchase price for the Branch Sales is equal to the sum of (i) the aggregate unpaid balance as of closing of the purchased loans multiplied by 103%, plus (ii) for each interest-bearing purchased loan, an amount equal to all unpaid interest that has accrued on the unpaid balance at the applicable note rate from the most recent interest payment date through the closing, plus (iii) the sum of all prepaid charges and fees and security deposits of the Branch Sellers to the extent arising under the purchased contracts as reflected on the books and records of the Branch Sellers as of closing. As of September 30, 2015, the unpaid balance of the loans that would qualify as purchased loans under the Purchase Agreement was approximately $605,110,720. If the aggregate purchase price at closing would exceed $695,000,000, and Buyer is not able to obtain additional financing on specified terms to purchase loans above such price, then the parties will mutually agree to exclude loans from the sale in the amount necessary to reduce the purchase price to $695,000,000. The initial closing under the Purchase Agreement is expected to occur on or about April 1, 2016.

The Purchase Agreement contemplates a series of successive closings, with each closing (including the initial closing) being conditioned on the satisfaction or waiver of specified closing conditions, including (i) Buyer’s receipt of approvals from certain state regulatory authorities governing consumer lending required for Buyer’s purchase of the Branches (the “State Approvals”), (ii) OMH’s completion of certain loan servicing and administration information technology systems needed for the transition services to be provided by OMH to Buyer for operation of the Branches (the “IT System Preparation”), (iii) to the extent required under the terms of any assumed Branch store lease, the receipt of landlord consent to the assignment of such lease, and (iv) other customary closing conditions, including (a) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (b) each party’s performance in all material respects of its obligations under the Purchase Agreement, (c) no court order, injunction or other judgment preventing the transactions contemplated by the Purchase Agreement, and (d) the absence of any material adverse effect with respect to the purchased Branch assets and assumed Branch liabilities to be conveyed at such closing, taken as a whole. The consummation of the Branch Sales is not subject to Buyer’s receipt of financing or approval by the shareholders of any party to the Purchase Agreement.

Each party has the right to terminate the Purchase Agreement if the Branch Sales are not consummated by August 3, 2016, which shall be extended to October 3, 2016 if the IT System Preparation or Buyer’s receipt of the State Approvals is not completed (provided that no party may terminate the Purchase Agreement if such party is then in material breach of the Purchase Agreement). If the Branch Sellers terminate the Purchase Agreement because Buyer (then being required to consummate the transactions contemplated by the Purchase Agreement) fails to so consummate such transactions solely due to the fact that the debt financing is not available, then the Branch Sellers would be entitled to a reverse termination fee from Buyer of $49,000,000 (or $63,000,000 if the Purchase Agreement is terminated as a result of willful and material breach by Buyer), such termination fee to be proportionately reduced following the initial closing, based on the unpaid balance of loans at the Branches that have been acquired by Buyer, in the event the Purchase Agreement is terminated after the initial closing.

The Purchase Agreement includes customary representations, warranties, covenants and agreements, including, among other things, covenants of each Branch Seller regarding the conduct of its business prior to the closing, mutual covenants regarding the use of each party’s reasonable best efforts to cause the conditions to closing of the Branch Sales to be consummated and mutual covenants regarding the use of reasonable best efforts by the parties to obtain regulatory approvals. The parties have also agreed to indemnify each other (subject to customary limitations) for certain losses relating to the Branch Sales.

OneMain Demand Note

On November 15, 2015, in connection with the closing of the OneMain Acquisition, the Company entered into a revolving demand note (the “OneMain Demand Note”) with OneMain, pursuant to which the Company agreed to make advances to OneMain from time to time in an aggregate amount outstanding from time to time not to exceed $500 million. Interest on the unpaid principal amount of advances made under the OneMain Demand Note is payable monthly at the applicable rate set forth in the OneMain Demand Note. The applicable rate during any given quarter during the term of the Demand Note is equal to SFC’s cost of funds (determined in accordance with methods established by SFC’s from time to time) for the month immediately preceding such quarter.

All principal and interest outstanding under the OneMain Demand Note matures on December 31, 2024. In addition, the Company may demand payment on 5 days prior notice of principal and interest under the OneMain Demand Note. OneMain may repay part or all of any advance and interest thereon at any time without premium or penalty.

Under the OneMain Demand Note, OneMain is required to use the proceeds of any advance either (a) exclusively to finance the purchase, origination, pooling, funding or carrying of receivables by OneMain or any of its Restricted Subsidiaries (as such term is defined in the Indenture, dated December 11, 2014, relating to OneMain’s 6.75% Senior Notes due 2019 and its 7.25% Senior Notes due 2021) or (b) for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
10.1	Demand Note, dated as of November 12, 2015, by and between CSI and Independence

Forward-Looking Statements

This report and the exhibit hereto contain “forward‐looking statements” within the meaning of the U.S. federal securities laws. Forward‐looking statements include, without limitation, statements concerning the proposed Branch Sales and the timing of the closing thereof. These statements are based on the current expectations and beliefs of management and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The consummation of the proposed Branch Sales is subject to customary closing conditions and regulatory approvals some of which are beyond our control. Accordingly, no assurance can be given that the proposed Branch Sales will be completed on the contemplated terms or at all and you should not place undue reliance on any forward-looking statements contained in this report. Statements preceded by, followed by or that otherwise include the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: various risks relating to the proposed Branch Sales, including in respect of the satisfaction of conditions to the closing of the proposed Branch Sales; uncertainties as to the timing of the proposed Branch Sales; litigation relating to the transactions described in this report; the impact of such transactions on OMH’s, the Company’s or OneMain’s relationships with employees and third parties; changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; shifts in collateral values, delinquencies, or credit losses; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; shifts in collateral values, delinquencies, or credit losses; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings; the potential for downgrade of our debt by rating agencies; and other risks described in the “Risk Factors” section of OMH’s and the Company’s 2014 Annual Reports on Form 10-K each filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2015 and OMH’s and the Company’s other SEC filings, including OMH’s Form 10-Q for the period ended March 31, 2015, filed with the SEC prior to the date hereof. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward-looking statements as the sole basis upon which to make any investment decision.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION
(Registrant)

Date:	November 17, 2015	By:	/s/ Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Demand Note, dated as of November 12, 2015, by and between CSI and Independence

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